                                                                     Exhibit 2.1
                                                                     -----------



================================================================================


                         SECURITIES PURCHASE AGREEMENT

                                     Among

                     PACIFIC AEROSPACE & ELECTRONICS, INC.

                                      and

                        THE INVESTORS SIGNATORY HERETO



                           Dated as of July 27, 2000



================================================================================

     SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of July 27,
                                          ---------
2000, among Pacific Aerospace & Electronics, Inc., a Washington corporation (the "Company"), and the investors signatory hereto (each such investor is a
 -------
"Purchaser" and all such investors are, collectively, the "Purchasers").
 ---------                                                 ----------

     WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers and the Purchasers, severally and not jointly, desire to purchase from the Company, shares of the Company's common stock, $.001 par value per share (the "Common Stock"), and
                                                        ------------
certain other securities of the Company as more fully described in this Agreement.

     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy are hereby acknowledged, the Company and the Purchasers agree as follows:


                                   ARTICLE I
                               PURCHASE AND SALE

     1.1  The Closing.
          -----------

          (a)  The Closing. (i) Subject to the terms and conditions set forth in
               -----------
this Agreement, the Company shall issue and sell to the Purchasers and the Purchasers shall, severally and not jointly, purchase an aggregate of 2,000,000 shares of Common Stock (the "Shares") for an aggregate purchase price of
                             ------
$3,500,000. The closing of the purchase and sale of the Shares (the "Closing")
                                                                     -------
shall take place at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP ("Robinson Silverman"), 1290 Avenue of the Americas, New York, New York
      ------------------
10104, immediately following the execution hereof or such later date as the parties shall agree. The date of the Closing is hereinafter referred to as the "Closing Date."
 ------------

               (ii) At the Closing, the parties shall deliver or shall cause to be delivered the following: (A) the Company shall deliver to each Purchaser (1) a stock certificate representing 57.143% of the number of Shares indicated below such Purchaser's name on the signature page of this Agreement, registered in the name of such Purchaser, (2) a Common Stock purchase warrant, in the form of Exhibit A, registered in the name of such Purchaser, pursuant to which such
---------
Purchaser shall have the right to acquire shares of Common Stock upon the terms and in such number as set forth therein (each an "Adjustable Warrant"), (3) a
                                                  ------------------
Common Stock purchase warrant, in the form of Exhibit B, registered in the name
                                              ---------
of such Purchaser, pursuant to which such Purchaser shall have the right to acquire shares of Common Stock upon the terms and in such number as set forth therein (each a "Vesting Warrant"), (4) a Common Stock purchase warrant, in the
                 ---------------
form of Exhibit C, registered in the name of such Purchaser, pursuant to which
        ---------
such Purchaser shall have the right to acquire the number of shares of Common Stock indicated below such Purchaser's name on the signature page of this Agreement, upon the terms and at the exercise price set forth therein (each, a "Closing Warrant" and together with the Adjustable Warrants and the Vesting
 ---------------
Warrant, the

"Warrants"), (5) the legal opinion of Stoel Rives LLP, outside counsel to the
 --------
Company, substantially in the form of Exhibit F, (6) an executed Registration
                                      ---------
Rights Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit D (the "Registration Rights Agreement"), (7) the Transfer
               ---------       -----------------------------
Agent Instructions, in the form of Exhibit E, executed by the Company and
                                   ---------
delivered to and acknowledged by the Company's transfer agent (the "Transfer
                                                                    --------
Agent Instructions"), and (8) the Escrow Agreement (the "Escrow Agreement") of
------------------                                       ----------------
even date hereof, among the Company, Rochon Capital Group, Ltd. and LaSalle Bank National Association (the "Escrow Agent"); and (B) each Purchaser shall deliver
                           ------------
to the Escrow Agent for delivery in accordance with the Escrow Agreement) (1) 57.143% of the purchase price indicated below such Purchaser's name on the signature page to this Agreement in United States dollars in immediately available funds by wire transfer as designated in the Escrow Agreement for such purpose, and (2) an executed Registration Rights Agreement.

               (iii) Within five Trading Days following the date that the Underlying Shares Registration Statement (as defined herein) is declared effective by the Commission (as defined herein) and provided, that the
                                                    --------
Underlying Shares Registration Statement was declared effective within 60 days after the Closing Date, (A) the Company will, against delivery of the amounts set forth in clause (B) in this paragraph, deliver to each Purchaser, a stock certificate representing 42.857% of the number of Shares indicated below such Purchaser's name on the signature page of this Agreement (subject to equitable adjustment for stock splits, recombinations and similar events), registered in the name of such Purchaser, and (B) each Purchaser will deliver to the Company, 42.857% of the purchase price indicated below such Purchaser's name on the signature page to this Agreement in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose.


     1.2  Certain Defined Terms.  For purposes of this Agreement, "Trading Day"
          ---------------------                                    -----------
and "Per Share Market Value" shall have the meanings set forth in Exhibit A and
     ----------------------                                       ---------
"Business Day" shall mean any day except Saturday, Sunday and any day which
 ------------
shall be a federal legal holiday or a day on which banking institutions in the State of New York or Washington are authorized or required by law or other governmental action to close. A "Person" means an individual or corporation,
                                  ------
partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                                  ARTICLE II
                        REPRESENTATIONS AND WARRANTIES

     2.1  Representations and Warranties of the Company.  The Company hereby
          ---------------------------------------------
makes the following representations and warranties to the Purchasers:

          (a) Organization and Qualification. The Company is a corporation duly
              ------------------------------
incorporated and validly existing under the laws of the State of Washington, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than as set forth in Schedule 2.1(a)
                                           ---------------

(collectively, the "Subsidiaries"). Each of the Subsidiaries is an entity, duly
                    ------------
incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of the Securities (as defined below) or any of this Agreement, the Registration Rights Agreement, the Transfer Agent Instructions, Escrow Agreement or the Warrants (collectively, the "Transaction Documents"), (y) have or result in a material adverse effect on the
 ---------------------
results of operations, assets, prospects, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (z) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (x), (y) or (z), a "Material Adverse
                                                             ----------------
Effect").
------

          (b)  Authorization; Enforcement.  The Company has the requisite
               --------------------------
corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder on the terms and subject to the limitations and qualifications contained therein. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. Each of the Transaction Documents has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, by-laws or other organizational or charter documents.

          (c)  Capitalization.  The number of shares of authorized, issued and
               --------------
outstanding capital stock of the Company is set forth in Schedule 2.1(c).
                                                         ---------------
Except as disclosed in Schedule 2.1(c), the Company owns all of the capital
                       ---------------
stock of each Subsidiary. No shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of the securities of the Company entitled to preemptive or similar rights arising out of any agreement or understanding with the Company or any Subsidiary by virtue of any of the Transaction Documents. Except as a result of the purchase and sale of the Shares and the Warrants and except as disclosed in Schedule 2.1(c), there are no outstanding
                                    ---------------
options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issue and sale of the Shares, Warrants or Underlying Shares (as hereinafter defined) will not obligate the Company to issue shares of Common Stock or other securities to any Person other than the Purchaser and will not result in a right of any holder of Company securities to adjust the exercise or conversion or reset price under such securities.

          (d)  Issuance of the Securities.  The Securities are duly authorized
               --------------------------
and, when issued and paid for in accordance with the terms hereof and the Warrants, shall have been duly and validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of first refusal of any kind (collectively, "Liens"). The Company has reserved a sufficient number of
                     -----
duly authorized shares of Common Stock for issuance hereunder upon exercise of the Warrants that is not less than the sum of (i) the Shares to be issued hereunder; (ii) the number of shares of Common Stock issuable upon exercise of the Adjustable Warrants on the First Vesting Date (as defined in the Adjustable Warrant), assuming for such purposes that, on the First Vesting Date, (A) the Applicable Share Number (as defined in the Adjustable Warrant) equals the entire number of Shares purchased hereunder and (B) the Adjustment Price (as defined in the Adjustable Warrant) equals 50% of the Per Share Market Value on the Trading Day immediately preceding the Closing Date and (iii) the number of shares of Common Stock as are issuable upon exercise in full of the Closing Warrants (the number of shares of Common Stock contemplated in (i), (ii) and (iii), the

"Initial Minimum").  The shares of Common Stock issuable upon exercise of the
 ---------------
Warrants are referred to herein as the "Underlying Shares."  The Shares, the
                                        -----------------
Warrants and the Underlying Shares are collectively referred to herein as, the

"Securities."
 ----------

          (e)  No Conflicts.  The execution, delivery and performance of the
               ------------
Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other charter documents (each as amended through the date hereof), or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), as could not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, could not have or result in a Material Adverse Effect.

          (f)  Filings, Consents and Approvals.  Neither the Company nor any
               -------------------------------
Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filings required pursuant to Section 3.10, (ii) the filing with the Securities and Exchange Commission (the

"Commission") of a registration statement meeting the requirements set forth in
 ----------
the Registration Rights Agreement and covering the resale of the Shares and the Underlying Shares by the Purchasers (the "Underlying Shares Registration
                                          ------------------------------
Statement"), (iii) the application(s) to the Nasdaq National Market ("NASDAQ")
---------                                                             ------
for the listing of
the Shares and the Underlying Shares for trading on the NASDAQ (and with any other national securities exchange or market on which the Common Stock is then listed) in the time and manner required thereby, (iv) applicable Blue Sky filings, and (v) in all other cases where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration could not have or result in, individually or in the aggregate, a Material Adverse Effect (collectively, the "Required Approvals").
                                            ------------------

          (g)  Litigation; Proceedings.  There is no action, suit, inquiry,
               -----------------------
notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which (i)
                                                              ------
adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving
(A) a claim of violation of or liability under federal or state securities laws or (B) a claim of breach of fiduciary duty; (iv) except as set forth on Schedule
                                                                        --------
2.1(g), the Company does not have pending before the Commission any request for
------
confidential treatment of information and the Company has no knowledge of any expected such request that would be made prior to the Effectiveness Date (as defined in the Registration Rights Agreement); and (v) there has not been, and to the best of the Company's knowledge there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

          (h)  No Default or Violation. Neither the Company nor any Subsidiary
               -----------------------
(i) is in default under or in violation of (and no event has occurred which has not been waived which, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, in each case of clauses (i), (ii) or (iii) above, except as could not individually or in the aggregate, have or result in a Material Adverse Effect.

          (i)  Private Offering.  Assuming the accuracy of the representations
               ----------------
and warranties of the Purchasers set forth in Sections 2.2(b)-(g), the offer, issuance and sale of the Securities to the Purchasers as contemplated hereby are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). Neither the Company nor any Person acting on
              --------------
its behalf has taken or is, to the knowledge of the Company, contemplating taking any action which could subject the offering, issuance or sale of the Securities to the registration requirements of the Securities Act including soliciting any offer to buy or sell the Securities by means of any form of general solicitation or advertising.

          (j)  SEC Reports; Financial Statements.  The Company has filed all
               ---------------------------------
reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to Section 13(a) or 15(d)
              ------------
thereof, for the two years preceding the date
hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Reports" and, together with the Schedules to this Agreement, the
 -----------
"Disclosure Materials") on a timely basis or has received a valid extension of
 --------------------
such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company are subject have been filed as exhibits to the SEC Reports as required under the Exchange Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as
                                                            ----
may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Since July 20, 2000, except as specifically disclosed in the SEC Reports, (a) there has been no event, occurrence or development that has or that could result in a Material Adverse Effect, (b) the Company has not incurred any liabilities (contingent or otherwise) other than (x) liabilities incurred in the ordinary course of business consistent with past practice and (y) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (c) the Company has not altered its method of accounting or the identity of its auditors and (d) the Company has not declared or made any payment or distribution of cash or other property to its stockholders or officers or directors (other than in compliance with existing Company stock option plans) with respect to its capital stock, or purchased, redeemed (or made any agreements to purchase or redeem) any shares of its capital stock.

          (k)  Investment Company.  The Company is not, and is not an
               ------------------
Affiliate (as defined in Rule 405 under the Securities Act) of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (l)  Certain Fees.  Except for certain fees payable to Rochon
               ------------
Capital Group, Ltd., no fees or commissions will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement, except to the extent the Purchasers have agreed in writing to any such obligations without the Company's knowledge. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless the Purchasers, their employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as such fees and expenses are incurred, except to the extent the Purchasers have agreed in writing to any such obligations without the Company's knowledge.

          (m)  Solicitation Materials. Neither the Company nor any Person acting
               ----------------------
on the Company's behalf has solicited any offer to buy or sell the Securities by means of any form of general solicitation or advertising.

          (n)  Form S-3 Eligibility. The Company is eligible to register its
               --------------------
Common Stock for resale under Form S-3 promulgated under the Securities Act.

          (o)  Listing and Maintenance Requirements. Except as set forth in the
               ------------------------------------
SEC Reports, the Company has not, in the two years preceding the date hereof received notice (written or oral) from the NASDAQ, any stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange, market or trading facility. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

          (p)  Patents and Trademarks.  The Company and its Subsidiaries have,
               ----------------------
or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights which are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have would have a Material Adverse Effect (collectively, the "Intellectual Property Rights").
                                            ----------------------------
Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or its Subsidiaries violates or infringes upon the rights of any Person. To the best knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

          (q)  Registration Rights; Rights of Participation. Except as set forth
               --------------------------------------------
on Schedule 6(b) to the Registration Rights Agreement, the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied. Except as set forth on Schedule 6(b) to the Registration Rights Agreement, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.

          (r)  Regulatory Permits.  The Company and its Subsidiaries possess
               ------------------
all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any
                          ----------------
such Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

          (s)  Title.  The Company and the Subsidiaries have good and
               -----
marketable title in fee simple to all real property owned by them which is material to the business of the Company and its Subsidiaries and good and marketable title in all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries and liens held by the secured lenders of the Company. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and its Subsidiaries are in compliance and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

          (t)  Labor Relations.  Except as set forth in Schedule 2.1(t), no
               ---------------                          ---------------
material labor problem exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

          (u)  Disclosure.  The Company confirms that neither it nor any other
               ----------
Person acting on its behalf has provided any of the Purchasers or its agents or counsel with any information that constitutes or might constitute material non-public information. The Company understands and confirms that the Purchasers shall be relying on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     2.2  Representations and Warranties of the Purchasers.  Each Purchaser
          ------------------------------------------------
hereby for itself and for no other Purchaser, represents and warrants to the Company as follows:

          (a)  Organization; Authority.  Such Purchaser is an entity duly
               -----------------------
organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The purchase by such Purchaser of the Securities hereunder has been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

          (b)  Investment Intent.  Such Purchaser is acquiring the Securities
               -----------------
as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement, the Registration Rights Agreement and the Warrants, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold Securities for any period of time. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such

Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute the Securities. Such Purchaser understands that the Securities must be held indefinitely unless they are registered under the Securities Act or an exemption from registration is available.

          (c)  Purchaser Status.  At the time such Purchaser was offered the
               ----------------
Securities, it was, and at the date hereof it is, and at each exercise date under its respective Warrants, it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act. Such Purchaser is not a broker or dealer as such terms are defined in Section 3 of the Securities Exchange Act of 1934.

          (d)  Experience of such Purchaser.  Such Purchaser, either alone or
               ----------------------------
together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

          (e)  Ability of such Purchaser to Bear Risk of Investment.  Such
               ----------------------------------------------------
Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

          (f)  Access to Information.  Such Purchaser acknowledges that it has
               ---------------------
reviewed the Disclosure Materials and the Company's earnings release dated July 20, 2000 (which earnings release was reviewed after it was publicly disseminated) and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Materials. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

          (g)  General Solicitation.  Such Purchaser is not purchasing the
               --------------------
Securities as a result of or subsequent to any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

          (h)  Reliance.  Such Purchaser understands and acknowledges that (i)
               --------
the Securities are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

          The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2.


                                  ARTICLE III
                        OTHER AGREEMENTS OF THE PARTIES

     3.1  Transfer Restrictions.  (a) Securities may only be disposed of
          ---------------------
pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with any applicable federal and state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, except as otherwise set forth herein, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company and its counsel, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. Any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

          (b) The Purchasers agree to the imprinting, so long as is required by this Section 3.1(b), of the following legend on the Securities:

          THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

     The Shares and the Underlying Shares may be resold without the legend set forth above or any other legend while an Underlying Shares Registration Statement is effective under the Securities Act (provided the Purchaser complies with the prospectus delivery requirements of the Securities Act) or the holder is relying on Rule 144 promulgated under the Securities Act ("Rule 144") in connection with the resale of such Underlying Shares, or in the event there is not an effective Underlying Shares Registration Statement and Rule 144 is not then available for resale of the Underlying Shares, at such time, as such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue the legal opinion included in the Transfer Agent Instructions to the Company's transfer agent on the date that an Underlying Shares Registration Statement is declared effective by the Commission (such date, the "Effective Date"). The Company agrees that
                                   --------------
following the Effective Date, it will, no later than three (3) Trading Days following the delivery by a Purchaser to the Company of (i) a certificate or certificates representing

Shares or Underlying Shares issued with a restrictive legend and (ii) written confirmation that such Shares or Underlying Shares have been sold contemporaneously to a third party and that the required prospectus has been delivered to the buyer, deliver to such Purchaser certificates representing such Shares which shall be free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in this Section.


     3.2  Acknowledgment of Dilution.  The Company acknowledges that the
          --------------------------
issuance of Underlying Shares upon exercise of the Warrants will result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue Underlying Shares upon exercise of the Warrants pursuant to the terms thereof is unconditional and absolute, subject to the limitations set forth in the Warrants, regardless of the effect of any such dilution.

     3.3  Furnishing of Information.  As long as the Purchasers own
          -------------------------
Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. As long as the Purchasers own Securities, if the Company is not required to file reports pursuant to such sections, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act such information as is required for the Purchasers to sell the Securities under Rule 144 promulgated under the Securities Act. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell Underlying Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including causing its attorneys to render and deliver any legal opinion required in order to permit a Purchaser to sell Underlying Shares under Rule 144 upon receipt of a notice of an intention to sell or other form of notice having a similar effect and other required documentation. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements.

     3.4  Integration.  The Company shall not, and shall use its best efforts
          -----------
to ensure that, no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that would be integrated with the offer or sale of the Securities for the purposes of the rules and regulations of NASDAQ.

     3.5  Increase in Authorized Shares.  If on any date the Company would be,
          -----------------------------
if a notice of exercise were to be delivered on such date, precluded from issuing the sum of (i) 200% of the number of Underlying Shares then issuable upon exercise in full of the Adjustable Warrants and (ii) the number of Underlying Shares issuable upon exercise in full of the Closing Warrants (the

"Current Required Minimum") due to the unavailability of a sufficient number of
 ------------------------
authorized but unissued or reserved shares of Common Stock, then the Board of Directors of the Company shall promptly (and in any case, within 30 Business Days from such date) prepare and mail to the stockholders of the Company proxy materials requesting authorization to amend the Company's certificate or articles of incorporation to increase the number of shares of Common Stock which the Company is authorized to issue to at least such number of shares as reasonably requested by the Purchasers in order to provide for such number of authorized and unissued shares of Common Stock to enable the Company to comply with its issuance, exercise and reservation of shares obligations as set forth in this Agreement and the Warrants (the sum of (x) the number of shares of Common Stock then outstanding plus all shares of Common Stock issuable upon exercise of all outstanding options, warrants and convertible instruments other than the Warrants and (y) the Current Required Minimum, shall be a reasonable number). In connection therewith, the Board of Directors shall (a) adopt proper resolutions authorizing such increase, (b) recommend to and otherwise use its best efforts to promptly and duly obtain stockholder approval to carry out such resolutions (and hold a special meeting of the stockholders no later than the earlier to occur of the 60th day after delivery of the proxy materials relating to such meeting and the 90th day after request by a holder of Warrants to issue the number of Underlying Shares in accordance with the terms hereof) and (c) within five Business Days of obtaining such stockholder authorization, file an appropriate amendment to the Company's certificate or articles of incorporation to evidence such increase.

     3.6 Reservation and Listing of Underlying Shares. (a) The Company shall (i)
         --------------------------------------------
in the time and manner required by NASDAQ and such other exchange, market or quotation facility on which the Common Stock is traded, prepare and file with NASDAQ (and such national securities exchange, market or trading or quotation facility on which the Common Stock is then traded) an additional shares listing application covering a number of shares of Common Stock which is not less than the lesser of (x) 6,500,000 /1/ or (y) the Initial Minimum, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on the NASDAQ (as well as on any such other national securities exchange or market or trading or quotation facility on which the Common Stock is then listed) as soon as possible thereafter, and (iii) provide to the Purchasers evidence of such listing, and the Company shall maintain the listing of its Common Stock thereon. If the number of Underlying Shares issuable upon exercise of the then unexercised portion of the Warrants exceeds 85% of the number of Underlying Shares previously listed on account thereof with NASDAQ (and any such other required exchanges, then the Company shall take the necessary actions to immediately list a number of Underlying Shares as equals no less than the then Current Required Minimum.

          (b) The Company shall maintain a reserve of shares of Common Stock for issuance upon exercise in full of the Warrants in accordance with this Agreement and the Warrants, respectively, in such amount as may be required to fulfill its obligations in full under the Transaction Documents, which reserve shall equal no less than the then Current Required Minimum.

     3.7  Exercise Procedures.  The Transfer Agent Instructions and Form of
          -------------------
Election to Purchase under the Warrants set forth the totality of the procedures with respect to the exercise of the Warrants, including the form of legal opinion, if necessary, that shall be rendered to the


----------------------
/1/
 Represents 19.63% of the number of issued and outstanding shares of the Company's Common Stock as of the date of this Agreement.

Company's transfer agent and such other information and instructions as may be reasonably necessary to enable the Purchasers to exercise their Warrants.

     3.8  Exercise Obligations.  The Company shall honor exercises of the
          --------------------
Warrants and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Warrants.

     3.9  Subsequent Financings; Limitation on Registration.
          -------------------------------------------------

          (a) Subject to Section 3.9(d) and (e), the Company shall not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition) any of its equity or equity-equivalent securities or securities of any of its Affiliates that are exchangeable or convertible (directly or indirectly) for shares of Common Stock, including the issuance of any debt or other instrument at any time over the life thereof convertible into or exchangeable for Common Stock (collectively, a "Subsequent Placement") from the
                                                --------------------
date hereof until the expiration of the 180th day after the Effective Date, unless (A) the Company delivers to each of the Purchasers a written notice (the "Subsequent Placement Notice") of its intention to effect such Subsequent
 ---------------------------
Placement, which Subsequent Placement Notice shall describe in reasonable detail the proposed terms of such Subsequent Placement, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Placement shall be effected, and attached to which shall be a term sheet or similar document relating thereto and (B) such Purchaser shall not have notified the Company by 6:30 p.m. (New York City time) on the tenth Trading Day after its receipt of the Subsequent Placement Notice of its willingness to provide (or to cause its sole designee to provide), subject to completion of mutually acceptable documentation, financing to the Company on the same terms set forth in the Subsequent Placement Notice. If the Purchasers shall fail to notify the Company of their intention to enter into such negotiations within such time period, the Company may effect the Subsequent Placement substantially upon the terms and to the Persons (or Affiliates of such Persons) set forth in the Subsequent Placement Notice; provided, that the Company shall provide the Purchasers with a
                  --------
second Subsequent Placement Notice, and the Purchasers shall again have the right of first refusal set forth above in this paragraph (a), if the Subsequent Placement subject to the initial Subsequent Placement Notice shall not have been consummated for any reason on the terms set forth in such Subsequent Placement Notice within 30 Trading Days after the date of the initial Subsequent Placement Notice with the Person (or an Affiliate of such Person) identified in the Subsequent Placement Notice. If the Purchasers shall indicate a willingness to provide financing in excess of the amount set forth in the Subsequent Placement Notice, then each Purchaser shall be entitled to provide financing pursuant to such Subsequent Placement Notice up to an amount equal to such Purchaser's pro-rata portion of the aggregate number of Shares purchased by such Purchaser under this Agreement, but the Company shall not be required to accept financing from the Purchasers in an amount in excess of the amount set forth in the Subsequent Placement Notice.

          (b) Except for (x) Underlying Shares, (y) other "Registrable Securities" (as such term is defined in the Registration Rights Agreement) to be registered, and securities of the Company permitted pursuant to Section 6(c) of the Registration Rights Agreement to be registered, in the Underlying Shares Registration Statement in accordance with the Registration Rights Agreement, and
(z) Common Stock permitted to be issued pursuant to Section 3.9 (e), the Company shall not, for a period of not less than 60 days after the Effective Date, without the prior written consent of the Purchasers (i) issue or sell any of its or any of its Affiliates' equity or equity-equivalent securities pursuant to Regulation S promulgated under the Securities Act, or (ii) register any securities of the Company.

          (d) With respect to Section 3.9(a) and (b) the 60 and 180 day periods shall be extended for the number of days during such period (A) in which trading in the Common Stock is suspended by any securities exchange or market or quotation system on which the Common Stock is then listed, or (B) during which the Underlying Shares Registration Statement is not effective, or (C) during which the prospectus included in the Underlying Shares Registration Statement may not be used by the holders thereof for the resale of Underlying Shares.

          (e) The restrictions contained in Section 3.9(a) and (b) above, shall not apply to (i) the granting of options or warrants to employees, officers and directors of the Company, and the issuance of Common Stock upon exercise of such options or warrants granted under any stock option plan heretofore or hereinafter duly adopted by the Company, (ii) issuances of any stock or stock options under any Company stock and option plans of the Company whether now existing or approved by the Company and its stockholders in the future and (iii) issuances of Common Stock pursuant to a Strategic Transaction (as defined herein). A "Strategic Transaction" shall mean a transaction or relationship in
             ---------------------
which the Company issues shares of Common Stock to a Person which is, itself or through its subsidiaries, an operating company in a business related to the business of the Company and in which the Company receives material benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

     3.10  Certain Securities Laws Disclosures; Publicity.  The Company shall:
           ----------------------------------------------
(i) on the Closing Date issue a press release reasonably acceptable to the Purchasers disclosing the transactions contemplated hereby, (ii) file with the Commission a Report on Form 8-K disclosing the transactions contemplated hereby within ten Business Days after the Closing Date, and (iii) timely file with the Commission a Form D promulgated under the Securities Act. The Company shall, no less than two Business Days prior to the filing of any disclosure required by clauses (ii) and (iii) above, provide a copy thereof to the Purchasers for their review. The Company and the Purchasers shall consult with each other in issuing any other press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other, except if such disclosure is required by law or stock market regulation, in which such case the disclosing party shall promptly provide the other party with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the Company shall not publicly disclose the names of the Purchasers, or include the names of the Purchasers in any filing with the Commission, or any regulatory agency, trading facility or stock market without the prior written consent of the Purchasers, except to the extent such disclosure (but not any disclosure as to the controlling Persons thereof) is required by law or stock market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure.

     3.11  Use of Proceeds.  The Company shall use the net proceeds from the
           ---------------
sale of the Securities hereunder for working capital purposes and to pay interest due or accrued on debt obligations of the Company and not to redeem any Company equity or equity-equivalent securities or to settle any outstanding litigation.

     3.12  Reimbursement. If any Purchaser becomes involved in any capacity in
           -------------
any action, proceeding or investigation brought by or against any Person, including stockholders of the Company, solely as a result of acquiring the Securities under this Agreement and the Warrants, the Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchasers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchasers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such Affiliate and any such Person. The Company also agrees that neither the Purchasers nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement and the Warrants. The Company shall have no obligations under this paragraph to the extent the action, proceeding or investigation arises out of or relates to breaches of any Purchaser's representations or warranties under this Agreement, or to such Purchaser's gross negligence or willful misconduct.

     3.13  Placement Agent.  The Purchasers understand that Rochon Capital
           ---------------
Group, Ltd. (the "Placement Agent") has been engaged by the Company to act as
                  ---------------
placement agent on behalf of the Company in connection with the transaction contemplated hereby and will be compensated by the Company for acting in such capacity. The Purchasers acknowledge that they have not obtained any advice from the Placement Agent concerning their investment in the Company or their participation in the transactions contemplated by this Agreement, that to the knowledge of the Purchasers, the information and data provided to the Purchasers in connection with the transactions contemplated by this Agreement have not been subjected to independent verification by the Placement Agent, and that the Placement Agent has made no representation or warranty to the Purchasers with respect to the accuracy or completeness of such information, data or other disclosure material.

     3.14  Limitations on Short Sales. Each Purchaser agrees that, so long as it
           --------------------------
owns Shares, it will not enter into any Net Short Sales (as hereinafter defined). For purposes of this Section 3.14, a "Net Short Sale" by a Purchaser
                                                 --------------
shall mean a sale of Common Stock by such Purchaser that is marked as a short sale and that is made at a time when there is no equivalent offsetting long position in Common Stock held by such Purchaser. For purposes of determining whether there is an equivalent offsetting long position in Common Stock held by a Purchaser, Underlying Shares that have not yet been issued on exercise of Warrant held by a Purchaser shall be deemed to be held long by such Purchaser.

     3.15  Compliance with Securities Laws. From the date hereof until the date
           -------------------------------
that the Purchasers have disposed of all Securities acquired or to be acquired by them pursuant to this

Agreement, Purchasers agree that they shall not (i) engage in any transactions or a series of transactions with respect to the Company's Common Stock that would result in a violation of the antimanipulation and antifraud provisions of the federal securities laws, including, without limitation, Regulation M,
Section 17(a) of the Securities Act and Sections 9 and 10(b) of the Exchange
Act.

     3.16  Shareholders Rights Plan  In the event that a shareholders rights
           ------------------------
plan is adopted by the Company, no claim will be made or enforced by the Company or any other Person that any Purchaser is an "Acquiring Person" under any such plan or in any way could be deemed to trigger the provisions of such plan by virtue of receiving Shares or Underlying Shares under the Transaction Documents.

                                  ARTICLE IV
                                 MISCELLANEOUS

     4.1  Fees and Expenses.  At the Closing the Company shall reimburse the
          -----------------
Purchasers for their legal fees and expenses incurred in connection with the preparation and negotiation of the Transaction Documents by paying to Robinson Silverman $20,000 for the preparation and negotiation of the Transaction Documents. The amount contemplated by the immediately preceding sentence shall be delivered by the Purchasers to the Escrow Agent at the Closing for disbursement to Robinson Silverman. Other than the amount contemplated herein and except as otherwise set forth in the Registration Rights Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Securities.

     4.2  Entire Agreement; Amendments.  The Transaction Documents, together
          ----------------------------
with the Exhibits and Schedules thereto and Transfer Agent Instructions, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

     4.3  Notices.  Any and all notices or other communications or deliveries
          -------
required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) on a Business Day (with confirmation of transmission), (ii) the Business Day after the date of transmission, if such notice or communication is delivered via confirmed facsimile at the facsimile telephone number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date (with confirmation of transmission), (iii) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

     If to the Company:     Pacific Aerospace & Electronics, Inc.
                            430 Olds Station Road, third floor
                            Wenatchee, Washington 98801
                            Facsimile No.: (509) 667-9696
                            Attn: Donald A. Wright

     With a copy to:        Sheryl A. Symonds
                            Pacific Aerospace & Electronics, Inc.
                            110 Main Street, Suite 100
                            Edmonds, WA 98020
                            Facsimile No.: (425) 774-0103

     If to a Purchaser:     To the address set forth under such
                            Purchaser's name on the signature
                            pages hereto

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

     4.4 Amendments; Waivers. No provision of this Agreement may be waived or
         -------------------
amended except in a written instrument signed, in the case of an amendment, by both the Company and each of the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     4.5  Headings.  The headings herein are for convenience only, do not
          --------
constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     4.6  Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Except as set forth in
Section 3.1(a), the Purchasers may not assign this Agreement or any of the rights or obligations hereunder without the consent of the Company. This provision shall not limit any Purchaser's right to transfer securities or transfer or assign rights under the Registration Rights Agreement.

     4.7  No Third-Party Beneficiaries.  This Agreement is intended for the
          ----------------------------
benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

     4.8  Governing Law.  All other questions concerning the construction,
          -------------
validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. The Purchasers hereby irrevocably waive personal service of process and consent to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Purchaser at the address in effect for notices to such Purchaser under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The Company consents to being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to JGB Service Corporation, 600 University Street, Suite 3600, Seattle, WA 98101 and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

     4.9  Survival.  The representations, warranties, agreements and covenants
          --------
contained herein shall survive the Closing and the delivery and exercise of the Warrants.

     4.10  Execution.  This Agreement may be executed in two or more
           ---------
counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

     4.11  Severability.  In case any one or more of the provisions of this
           ------------
Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

     4.12  Remedies.  In addition to being entitled to exercise all rights
           --------
provided herein or granted by law, including recovery of damages, each of the Purchasers will be entitled to specific performance of the obligations of the Company under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

     4.13  Independent Nature of Purchasers' Obligations and Rights.  The
           --------------------------------------------------------
obligations of each Purchaser under any Transaction Document is several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

          IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                      PACIFIC AEROSPACE & ELECTRONICS, INC.


                      By:  /s/ Sheryl A. Symonds
                          ------------------------------------------------
                       Name:   Sheryl A. Symonds
                       Title:  Vice President Administration and General Counsel

                      STRONG RIVER INVESTMENTS, INC.


                      By:  /s/ Kenneth L. Henderson
                          ------------------------------------------------
                               Kenneth L. Henderson
                               Attorney-in-Fact

                      Purchase Price for Shares:          $1,750,000

                      Number of Shares to be acquired:     1,000,000

                      Warrant Shares subject to Closing
                      Warrant:                               192,500

                      Address for Notice:

                      Strong River Investments, Inc.
                      c/o Gonzalez-Ruiz Aleman (BVI) Limited
                      Wickhams Cay I, Vanterpool Plaza
                      P.O. Box 873
                      Road Town, Tortolla, B.V.I.
                      Facsimile No.:
                      Attn:

     With a copy to:  Robinson Silverman Pearce Aronsohn &
                             Berman LLP
                      1290 Avenue of the Americas
                      New York, NY  10104
                      Facsimile No.:  (212) 541-4630 and (212) 541-1432
                      Attn:  Kenneth C. Henderson, Esq. and
                             Eric L. Cohen, Esq.

                      BAY HARBOR INVESTMENTS, INC.


                      By:  /s/ Kenneth L. Henderson
                          ------------------------------------------------
                            Kenneth L. Henderson
                            Attorney-in-Fact

                      Purchase Price for Shares:          $1,750,000

                      Number of Shares to be acquired:     1,000,000

                      Warrant Shares subject to Closing
                      Warrant:                               192,500

                      Address for Notice:

                      Bay Harbor Investments, Inc.
                      c/o Gonzales-Ruiz & Aleman (BVI) Limited
                      Wickhams Cay I, Vanterpool Plaza
                      P.O. Box 873
                      Road Town, Tortola, BVI

     With copies to:  Robinson Silverman Pearce Aronsohn &
                        Berman LLP
                      1290 Avenue of the Americas
                      New York, NY  10104
                      Facsimile No.:  (212) 541-4630 and (212) 541-1432
                      Attn: Kenneth L. Henderson, Esq. and Eric L. Cohen, Esq.

     List of Exhibits and Schedules to the Securities Purchase Agreement

The following list briefly identifies the contents of all exhibits and schedules to the Securities Purchase Agreement, dated as of July 27, 2000, between Pacific Aerospace & Electronics, Inc., Strong River Investments, Inc. and Bay Harbor Investments, Inc. (the "Agreement"). All of the exhibits and schedules listed below are omitted from the Agreement, filed as Exhibit 2.1 to the foregoing report on Form 8-K, pursuant to Regulation S-K, item 601(b)(2). The Company agrees to furnish supplementally a copy of any of the omitted exhibits and schedules to the Securities and Exchange Commission upon request.

EXHIBITS:
     Exhibit A -Adjustable Warrant
     Exhibit B -Vesting Warrant
     Exhibit C -Closing Warrant
     Exhibit D -Registration Rights Agreement
     Exhibit E -Transfer Agent Instructions
     Exhibit F -Legal Opinion

SCHEDULES:
     Schedule 2.1(a) -Subsidiaries
     Schedule 2.1(c) -Capitalization
     Schedule 2.1(g) -Confidential Treatment Request
     Schedule 2.1(t) -Labor Relations